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                                                                   EXHIBIT 10.12

                               OPERATING AGREEMENT


            THIS AGREEMENT, dated as of January 14th, 2000, is by and among NEXT BIG STAR, LLC, a Delaware limited liability company (the "Company"), and each of VICTORY INTERNET PRODUCTIONS, INC., MCMAHON COMMUNICATIONS INC., and such other Persons who may become members of the Company from time to time in accordance with the provisions hereof.

            WHEREAS, there has been formed a Delaware limited liability company known as NEXT BIG STAR, LLC pursuant to the Delaware Limited Liability Company Act;

            WHEREAS, the Persons signing this Agreement desire to establish their respective rights and obligations pursuant to the Delaware Limited Liability Company Act in connection with the Company;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the individuals and entities signing this Agreement below agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


      1.1 DEFINITIONS. In this Agreement, the following terms shall have the meanings set forth below:

            (a) "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. A Members is presumed to control a Person if the Member beneficially owns 20 percent or more of the outstanding voting securities of a Person which is a corporation, or beneficially owns a partnership interest in 20 percent or more of the distributable profits or losses of a Person which is a partnership. A Person is presumed to control a Member if the Person beneficially owns 20 percent or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 20 percent or more of the distributable profits or losses of a Member which is a partnership. A Person is presumed to be under common control with a Member if the same Person controls both the Member and another Person by beneficially owning 20 percent or more of the outstanding voting securities of a Member or Person which is a corporation, or by beneficially owning a partnership interest in 20 percent or more of the distributable profits or losses of a Member or Person which is a partnership.

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                                      -2-

            (b) "CAPITAL ACCOUNT" as of any date shall mean the Capital Contribution to the Company by a Member, adjusted as of such date pursuant to this Agreement.

            (c) "CAPITAL CONTRIBUTION" shall mean any contribution by a Member to the capital of the Company in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to render services.

            (d) "CERTIFICATE OF FORMATION" shall mean the Certificate of Formation of the Company filed with the Delaware Secretary of State on January 18, 2000, as it may from time to time be amended.

            (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any superseding federal revenue statute.

            (f) "COMPANY" shall refer to NEXT BIG STAR, LLC.

            (g) "DELAWARE ACT" shall mean the Delaware Limited Liability Company Act, as it may from time to time be amended.

            (h) "DISTRIBUTION" means any cash and other property paid to a Member by the Company from the operations of the Company.

            (i) "FISCAL YEAR" shall mean the fiscal year of the Company, which shall be the year ending December 31.

            (j) "MEMBERSHIP INTERESTS" shall mean with respect to the Company the percentage interest set forth in Exhibit A to this Agreement, as from time to time amended.

            (k) "MANAGER" shall mean each Person listed in Exhibit B to this Agreement, any other Person that succeeds him or her as a Manager pursuant to this Agreement or any additional Manager(s) added from time to time pursuant to this Agreement.

            (l) "MEMBER" shall mean each Person who or which executes a counterpart of this Agreement as a Member and each Person who or which may hereafter become a party to this Agreement.

            (m) "NET LOSSES" shall mean the losses of the Company, if any, determined under the cash method of accounting consistently with the requirements of the regulations under Section 704 of the Code.

            (n) "NET PROFITS" shall mean the net income of the Company, if any, determined under the cash method of accounting consistently with the requirements of the regulations under Section 704 of the Code.

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                                      -3-


            (o) "PERSON" shall mean any individual, corporation, governmental authority, limited liability company, partnership, trust, unincorporated association or other entity.

            (p) "PERMANENT DISABILITY" shall mean a state of physical or mental incapacity, based upon a medical certificate from a physician or physicians reasonably satisfactory to the Company, such that it is expected that the individual so diagnosed will be unable to fulfill the requirements of his position(s) with the Company.

            (q) "SELLING MEMBER" shall mean a Member desiring to sell his Membership Interest.

            (r) "TREASURY REGULATIONS" shall mean all temporary and final regulations promulgated under the Code as from time to time in effect.

            (s) " WITHDRAWAL DATE" shall mean with respect to a Member that date on which the withdrawal of his Membership Interest is effective.

            (t) "WITHDRAWING MEMBER" shall mean a Member desiring to withdraw his Membership Interest.


                                   ARTICLE II
                                  ORGANIZATION


      2.1 FORMATION. One or more Persons has acted as an organizer or organizers to form a limited liability company by preparing, executing and filing with the Delaware Secretary of State the Certificate of Formation pursuant to the Delaware Act.

      2.2   NAME. The name of the Company is NEXT BIG STAR, LLC.

      2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 1000 Universal Studios Florida, Building 22-A, Orlando, Florida 32819. The Company may establish any other places of business as the Manager may from time to time deem advisable.

      2.4 REGISTERED AGENT. The Company's registered agent shall be The Company Corporation, 1013 Centre Road, Wilmington, Delaware 19899. The registered agent may be changed from time to time by amending the Certificate of Formation pursuant to the Delaware Act.

      2.5 TERM. The term of the Company shall be perpetual, unless the Company is dissolved pursuant to this Agreement or the Delaware Act.

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                                      -4-


      2.6 PURPOSES. The Company is formed to develop, produce and exploit "nextbigstar.com", an Internet website which will function as an online "talent search" (the "Website") and to engage in any other lawful business purpose or purposes.


                                   ARTICLE III
                                     MEMBERS


      3.1 NAMES, ADDRESSES AND MEMBERSHIP INTERESTS. The names, addresses and Membership Interests of the Members are as set forth in Exhibit A to this Agreement.

      3.2 ADDITIONAL MEMBERS. A Person may be admitted as a Member after the date of this Agreement only upon the vote or written consent of Members holding 100% of the then-outstanding Membership Interests or as otherwise expressly provided herein.

      3.3 BOOKS AND RECORDS. The Company shall keep books and records of accounts and minutes of all meetings of the Members. Such books and records shall be maintained on a cash basis in accordance with this Agreement.

      3.4 INFORMATION. Each Member may inspect during ordinary business hours and at the principal place of business of the Company the Certificate of Formation, this Agreement, the minutes of any meeting of the Members, any financial records and tax returns of the Company for the current immediately preceding three Fiscal Years and all contracts and agreements to which the Company is a party.

      3.5 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in this Agreement, the Delaware Act and other applicable law. A Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except that such Member shall remain personally liable for the payment of his or her Capital Contribution and as otherwise set forth in this Agreement, the Delaware Act and any other applicable law.

      3.6 SALE OF ALL ASSETS. The Members shall have the right, by the vote or written consent of all Membership Interests, to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company.

      3.7 PRIORITY AND RETURN OF CAPITAL. No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution; PROVIDED, HOWEVER, that this section shall not apply to loan or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

      3.8 LIABILITY OF A MEMBER TO THE COMPANY. A Member who rightfully receives the return of any portion of a Capital Contribution is liable to the Company only to the extent now

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or hereafter provided by the Delaware Act. A Member who receives a Distribution made by the Company in violation of this Agreement or made when the Company's liabilities exceed its assets (after giving effect to such Distribution) shall be liable to the Company for the amount of such Distribution.

      3.9 FINANCIAL ADJUSTMENTS. No Members admitted after the date of this Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager(s) may, at the discretion of the Manager(s), at the time a Member is admitted, close the books and records of the Company (as though the Fiscal Year had ended) or make PRO RATA allocations of loss, income and expense deductions to such Member for that portion of the Fiscal Year in which such Member was admitted in accordance with the Code.

      3.10 NO WITHDRAWAL. No interest shall be paid by the Company on Capital Contributions or on the balance in any Capital Account and no Member shall have the right to withdraw his Capital Contribution or to demand or receive a return of his Capital Contribution.


                                   ARTICLE IV
                                   MANAGEMENT


      4.1 MANAGEMENT. Management of the Company shall be vested in the Managers. Managers may, but are not required to be, Members.

      4.2 NUMBER, TENURE AND QUALIFICATIONS OF MANAGERS. The Company shall initially have two Managers whose names are set forth on Exhibit B to this Agreement. The number of Managers of the Company may be amended from time to time by the vote or written consent of all of the Membership Interests and need not be residents of the State of Delaware.

      4.3 POWERS OF MANAGERS. Except as expressly set forth in this Agreement, the Manager(s) shall have power and authority, on behalf of the Company to (a) purchase, lease or otherwise acquire from, or sell, lease or otherwise dispose of to, any Person any property, (b) open bank accounts and otherwise invest the funds of the Company, (c) purchase insurance on the business and assets of the Company, (d) commence lawsuits and other proceedings, (e) enter into any agreement, instrument or other writing, (f) retain accountants, attorneys or other agents and (g) take any other lawful action that the Manager(s) consider necessary, convenient or advisable in connection with any business of the Company.

      4.4 BINDING AUTHORITY. Unless authorized to do so by this Agreement or all of the Managers in writing, no Person shall have any power or authority to bind the Company. No Person shall have any power or authority to bind the Company unless such Person has been

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authorized by the Managers to act on behalf of the Company in accordance with the immediately preceding sentence.

      4.5 LIABILITY FOR CERTAIN ACTS. Each Manager shall perform its duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company and with such care as an ordinarily prudent person in a similar position would use under similar circumstances. A Manager who so performs such duties shall not have any liability by reason of being or having been a Manager. The Managers shall not be liable to the Company or any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of the gross negligence or willful misconduct of such Manager. Without limiting the generality of the preceding sentence, a Manager does not in any way guaranty the return of any Capital Contribution to a Member or a profit for the Members from the operations of the Company.

      4.6 NO EXCLUSIVE DUTY TO COMPANY. Subject to the terms of any written employment agreement or other agreement between the Company and any Manager(s) or officer(s): (i) no Manager or officer shall be required to manage or serve the Company as his or her sole and exclusive function and he or she may have other business interests and may engage in other activities in addition to those relating to the Company; (ii) neither the Company nor any Member shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom; and
(iii) no Manager or officer shall incur any liability to the Company or any Member or Manager as a result of engaging in any other business interests or activities.

      4.7 INDEMNIFICATION. The Company shall indemnify and hold harmless the Manager(s) and the officers from and against all claims and demands to the maximum extent permitted under the Delaware Act.

      4.8 RESIGNATION. Any Manager or officer may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect upon receipt of such notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager or officer who is also a Member shall not affect said Manager's or officer's rights as a Member and shall not constitute a withdrawal of a Member.

      4.9 REMOVAL. Subject to the terms of any written employment agreement or other agreement between the Company and any Manager, any Manager may be removed or replaced with or without cause upon the affirmative vote of Members holding one hundred percent (100%) of the Membership Interests. The removal of a Manager shall not affect said Manager's rights as a Member and shall not constitute a withdrawal of such Member.

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      4.10  VACANCIES. Any vacancy occurring for any reason in the number of
Managers may be filled by the vote or written consent of all of the Membership Interests. A Manager elected to fill a vacancy shall be elected for the unexpired term of the Manager's predecessor in office and shall hold office until the expiration of such term and until the Manager's successor has been elected and qualified. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until a successor has been elected and qualified.

      4.11 SALARIES. The salaries and other compensation of the Manager(s), if any, shall be fixed from time to time by the vote or written consent of all of the Membership Interests. No Manager shall be prevented from receiving such a salary or other compensation because such Manager is also a Member.

      4.12 OFFICERS. The individuals set forth on Exhibit C to this Agreement shall serve as officers of the Company and shall hold the office(s) set forth opposite his or her name. The Manager(s) may designate one or more additional individuals as officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Manager(s). Any officer may be removed by the Manager(s) at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Manager(s). The officers may, but need not, be Members and/or Manager(s) of the Company.

      4.13 TRANSACTIONS WITH AFFILIATES. Nothing contained in this Agreement shall preclude the employment by the Managers, on behalf of and at the expense of the Company, of itself or any Affiliate or any agent or their party to operate and manage all or any portion of the business or to provide any service relating to the business, subject to the control of the Manager. The Manager may, on behalf of the Company, engage one or more Affiliates of the Manager to render services to the Company. Neither the Company nor any of the Members shall have, as a consequence of the relationship created hereby, any right in or to an income or profits derived by the Manager or an Affiliate of any of the Manager from any business arrangements with the Company which are consistent with this Section.

      4.14 EXPENSES. The Company shall pay all costs and expenses arising from or relating to the organization of the Company, the acquisition of Property and the commencement and continuation of Company operations. The Company shall reimburse the Manager and its Affiliates for overhead expenses incurred by them in providing services to the Company.

      4.15 Notwithstanding anything to the contrary contained herein, the unanimous consent of all Membership Interests the Company shall be required in order for the Company to:

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                                      -8-


            (a) entry into any line of business or venture other than development, production and exploitation of the Website and transactions related thereto;

            (b) entry into any contract, agreement or understanding providing for payments or other non-monetary obligations in excess of $50,000.00;

            (c) enter into any contract or agreement with any Affiliate of any Member or Manager providing for payments or other non-monetary obligations in excess of $50,000.00;

            (d) sell, transfer, convey or encumber all or substantially all of the Company's assets;

            (e) borrow, or enter into any agreement to borrow, in excess of an aggregate of $200,000.00 at any one time;

            (f) merge, consolidate with or into any other Person;

            (g)  admission of new or substitute Members;

            (h) any expenditure or series of expenditures related to a single project or venture in excess of $200,000.00; or

            (i) amend this Agreement or the Certificate of Formation of the Company.


                                    ARTICLE V
                               MEETINGS OF MEMBERS


      5.1 ANNUAL MEETING. The annual meeting of the Members shall be held on the 1st day of June of each year or at such other time as shall be determined by the vote or written consent of all of the Membership Interests for the purpose of the transaction of any business as may come before such meeting.

      5.2 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, may be called by any Manager or any Member holding not less than ten percent of the Membership Interests.

      5.3 PLACE OF MEETINGS. Meetings of the Members may be held at any place, within or outside the State of Delaware, for any meeting of the Members designated in any notice of such meeting. If no such designation is made, the place of any such meeting shall be the principal executive office of the Company.

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      5.4   NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting indicating that it is being issued by or at the direction of the person or persons calling the meeting, stating the purpose or purposes for which the meeting is called shall be delivered no fewer than ten nor more than sixty days before the date of the meeting.

      5.5 RECORD DATE. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any Distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring Distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

      5.6 QUORUM. Members holding not less than seventy-five percent of all Membership Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. However, if the adjournment is for more than sixty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Membership Interests whose absence results in less than a quorum being present.

      5.7 MANNER OF ACTING. If a quorum is present at any meeting, the vote or written consent of Members holding not less than a majority of Membership Interests shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Delaware Act, the Certificate of Formation or this Agreement.

      5.8   ACTION BY MEMBERS WITHOUT A MEETING.

            (a) Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the office of the Company, its principal place of business or a Manager, employee or agent of the

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Company. Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt requested.

            (b) Every written consent shall bear the date of signature of each Member who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Company, written consents signed by a sufficient number of Members to take the action are delivered to the office the Company, its principal place of business or a Manager, employee or agent of the Company having custody of the records of the Company. Delivery made to such office, principal place of business of Manager, employee or agent shall be by hand or by certified or registered mail, return receipt requested.

            (c) Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who has not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

      5.9 WAIVER OF NOTICE. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by said Member.

      5.10 VOTING AGREEMENTS. An agreement between two or more Members, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the Membership Interest held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them.


                                   ARTICLE VI
                              CAPITAL CONTRIBUTIONS


      6.1 CAPITAL CONTRIBUTIONS. Each Member shall contribute the amount set forth in Exhibit A to this Agreement as the Capital Contribution to be made by him or her.

      6.2 ADDITIONAL CONTRIBUTIONS. Except as set forth in Section 6.1 of this Agreement, no Member shall be required to make any Capital Contribution.

      6.3 CAPITAL ACCOUNTS. A Capital Account shall be maintained for each Member. Each Member's Capital Account shall be increased by the value of each Capital Contribution made by the Member, allocations to such Member of the Net Profits and any other allocations to such Member of income pursuant to the Code. Each Member's Capital Account will be de-

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creased by the value of each Distribution made to the Member by the Company, allocations to such Member of Net Losses and other allocations to such Member pursuant to the Code.

      6.4 TRANSFERS. Upon a permitted sale or other transfer of a Membership Interest in the Company, the Capital Account of the Member transferring his Membership Interest shall become the Capital Account of the Person to which or whom such Membership Interest is sold or transferred in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

      6.5 MODIFICATIONS. The manner in which Capital Accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Section 704(b) of the Code. If in the opinion of the Manager(s) the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be so modified; PROVIDED, HOWEVER, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

      6.6 DEFICIT CAPITAL ACCOUNT. Except as otherwise required by the Delaware Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in a Capital Account.

      6.7 WITHDRAWAL OR REDUCTION OF CAPITAL CONTRIBUTIONS. A Member shall not receive from the Company any portion of a Capital Contribution until all indebtedness and liabilities of the Company, except any indebtedness, liabilities and obligations to Members on account of their Capital Contributions, have been paid or there remains property of the Company, in the reasonable discretion of the Managers, sufficient to pay them. A Member, irrespective of the nature of the Capital Contribution of such Member, has only the right to demand and receive cash in return for such Capital Contribution.


                                   ARTICLE VII
                          ALLOCATIONS AND DISTRIBUTIONS


      7.1 ALLOCATIONS OF PROFITS AND LOSSES. The Net Profits for any fiscal period shall be allocated to the Members PRO RATA in proportion to their Membership Interests as of the beginning of such fiscal period. The Net Losses for any fiscal period shall be allocated 100% to VIP.

      7.2   DISTRIBUTIONS AND ACCOUNTING. The Manager(s) shall, within ninety
(90) days following the end of the fiscal year, at least annually, distribute Net Profits to the Members. All Distributions shall be made to the Members PRO RATA in proportion to their Membership Interests as of the record data set forth such Distribution. No Distribution shall be made if it will cause any Member to have a negative balance in such Member's Capital Account as of the record date set forth such Distribution. Operating budgets for the Company shall be prepared and approved by the Managers annually and accountings shall be rendered to the Managers at least quarterly.

      7.3 OFFSET. The Company may offset all amounts owing to the Company by a Member against any Distribution to be made to such Member.

      7.4 LIMITATION UPON DISTRIBUTIONS. No Distribution shall be declared and paid unless, after such Distribution is made, the assets of the Company exceed all liabilities of the Company.

      7.5 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on his, her or its Capital Contribution or to a return of his, her or its Capital Contribution, except as specifically set forth in this Agreement.

      7.6 ACCOUNTING PERIOD. The accounting period of the Company shall be the Fiscal Year.


                                  ARTICLE VIII
                                      TAXES


      8.1 TAX RETURNS. The Manager(s) shall cause to be prepared and filed all necessary federal, state and local income and other tax returns for the Company. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

      8.2 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

            (a)  To adopt the Fiscal Year;

            (b) To adopt the cash method of accounting and keep the Company's books and records on the income tax method;

            (c) To elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty months as permitted by Section 709(b) of the Code; and

            (d) Any other election that the Manager(s) may deem appropriate and in the best interests of the Members. Neither the Company nor any Member may make an election

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                                      -13-


for the Company to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

      8.3 TAX MATTERS PARTNERS. The Managers shall designate one Manager to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. Any Manager who is designated "tax matters partner" shall take any action as may be necessary to cause each Member to receive notice as provided in
Section 6223 of the Code.


                                   ARTICLE IX
                                 TRANSFERABILITY


      9.1 GENERAL. Except as set forth in this Agreement, no Member shall gift, sell, assign, pledge, hypothecate, exchange or otherwise transfer (each, a "Disposition") to another Person any portion of a Membership Interest.

      9.2 NO DISPOSITION OF PARTIAL INTEREST. No Member may make any Disposition of less than all of such Member's Membership Interest in the Company.

      9.3 RIGHT OF FIRST NEGOTIATION AND REFUSAL. Each Member hereby grants to the Company an irrevocable right of first negotiation and first refusal, exercisable as hereinafter set forth, with respect to all Membership Interests now or hereafter owned by any Member such that, in the event any Member desires to effect a Disposition of such Member's Membership Interest, such Member (the "Selling Member") shall first deliver written notice of such desire to the Company and shall, for a period of no less than ninety (90) days, negotiate in good faith with the Company with respect to the sale of such Membership Interest to the Company.

      9.4 OFFER TO ACQUIRE. If the Company and the Selling Member are unable to agree on the terms and conditions of a sale of such Selling Member's Membership Interest, the Selling Member may, for a period of up to one hundred and eighty (180) days thereafter, seek a third party purchaser of such Membership Interest. If the Selling Member obtains an interested purchaser for such Selling Member's Membership Interest, such Selling Member shall obtain from such third party a binding, written BONA FIDE offer (the "Offer") to purchase such Membership Interest, stating the terms and conditions upon which the purchase is to be made. Such Member shall give written notification to the Company of its intention to sell such Membership Interest and a copy of such Offer.

      9.5 RIGHT OF FIRST REFUSAL. The Company shall have the right to exercise a right of first refusal to purchase all (but not less than all) of the Membership Interest proposed to be

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                                      -14-


sold by the Selling Member upon the same terms and conditions as stated in the Offer (subject to the provisions of Section 9.1l(a) below) by giving written notification to the Selling Member of its intention to do so within ten (10) business days after receiving a copy of the Offer from the Selling Member. The failure of the Company to so notify the Selling Member of a desire to exercise such right of first refusal within such ten-day period shall result in the termination of such right of first refusal, and the Selling Member shall be entitled to consummate the sale of his Membership Interest with respect to which such right of first refusal has not been exercised to the third party offering to do so pursuant to the Offer. If the Selling Member fails to sell his Membership Interest within sixty (60) days after receiving the right to do so, his right to do so terminates and the terms and conditions of this Section 9.5 shall again be in effect.

      9.6 CLOSING. If the Company gives written notice to the Selling Member of its desire to exercise such right of first refusal and to purchase all of the Selling Member's Membership Interest, the Company shall have the right to designate the time, date and place of closing within ninety (90) days after receipt of written notification from the Selling Member of the Offer. The terms and conditions of such purchase shall be the same as those set forth in the Offer, subject to the provisions of Section 9.11 (a) below.

      9.7 TRANSFEREE NOT A MEMBER. No Person acquiring a Membership Interest pursuant to this Article 9 other than a Member shall become a Member unless such Person is approved by the unanimous vote or written consent of all Members in their sole and absolute discretion. If no such approval is obtained, such Person's Membership Interest shall entitle such Person only to receive the distributions and allocations of profits and losses to which the Member from whom or which such Person received such Membership Interest would be entitled. Any such approval may be subject to any terms and conditions imposed by the Members.

      9.8 TRANSFERS TO AFFILIATE OF MEMBER. Notwithstanding anything contained herein to the contrary, any Member may, upon written notice to the other Member(s), gift, sell, assign, pledge, hypothecate, exchange or otherwise transfer to any Affiliate of said Member all or any portion of his Membership Interest.

      9.9 EFFECTIVE DATE. Any sale of a Membership Interest or admission of a Member pursuant to this Article shall be deemed effective as of the last day of the calendar month in which such sale or admission occurs.

      9.10 DISPOSITION ON DEATH OR DISABILITY OF EM. If EM shall die or become Permanently Disabled (each, a "Triggering Event"), MCI shall, within six (6) months of such Triggering Event (the "Sale Period"), sell to the Company all of the Membership Interest owned by MCI, upon the terms and in the manner set forth in Section 9.11(b). Notwithstanding the foregoing, if, at the time of a Triggering Event, Pamela McMahon ("PM") is then living and

VIP and PM are able, after good faith negotiations, to mutually agree upon a successor to EM as the primary host of the Company's "nextbigstar.com" talent search prior to the expiration of the Sale Period, the provisions of this
Section 9.10 shall not apply and MCI shall not be required to sell its Membership Interest.

      9.11  CLOSING; VALUATION OF MEMBERSHIP INTEREST.

            (a) Notwithstanding anything to the contrary set forth in the terms of the bona fide offer (if applicable), in the event of a sale of a Membership Interest to the Company pursuant to Section 9.3 or 9.5, the Company shall have the option, in its sole discretion, to pay to the Selling Member the purchase price for such Membership Interest in twelve (12) equal monthly installments.

            (b) In the event of a sale of a Membership Interest to the Company pursuant to Section 9.10, the purchase price for such Membership Interest shall be equal to the most recent prior valuation of the Company agreed to by the Members if such valuation occurred no more than twelve (12) months from the date of the sale contemplated by Section 9.10 or, absent such valuation, as agreed by the Company and the Selling Member (or his legal representative) after good faith negotiations. If there shall be no valuation and the Company and the Selling Member (or his legal representative) are unable to agree on the purchase price after good faith negotiations, the Company and the Selling Member (or his legal representative) shall select an appraiser who shall determine the value of the Membership Interest the subject of the sale and, if they are unable to agree on appraiser, the Company and the Selling Member shall each select an appraiser and such appraisers shall mutually select a third appraiser experienced in valuing media and entertainment companies to perform a binding appraisal. As soon as practicable following determination of the purchase price, the Company and the Selling Member (or his legal representative) shall consummate the sale. The Company shall have the option, in its sole discretion, to pay the purchase price called for in thirty-six (36) equal monthly installments.


                                    ARTICLE X
                                   DISSOLUTION


      10.1 DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

            (a)  The vote or written consent of all Membership Interests;
or

            (b) The death, bankruptcy, dissolution, expulsion, or withdrawal of any Member or the occurrence of any other event that terminates the continued membership of any

Member, unless within one hundred eighty (180) days after such event the Company is continued by the vote or written consent of all of the remaining Members.

      10.2 WINDING UP. Upon the dissolution of the Company the Manager(s) may, in the name of and for and on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, sell and close the Company's business, dispose of and convey the Company's property, discharge the Company's liabilities and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members. Upon winding up of the Company, the assets shall be distributed as follows:

            (a) To creditors, including any Member who is a creditor, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by establishment of adequate reserves, other than liabilities for distributions to Members under Section 601 or Section 604 of the Delaware Act;

            (b) To Members and former Members in satisfaction of liabilities for Distributions under Section 601 or Section 604 of the Delaware Act; and

            (c) To Members first for the return of their Capital Contributions, to the extent not previously returned, and second respecting their Membership Interests, in the proportions in which the Members share in Distributions in accordance with this Agreement.

      10.3 ARTICLES OF DISSOLUTION. Within ninety (90) days following the dissolution and the commencement of winding up of the Company, or at any other time when there are no Members, articles of dissolution shall be filed with the Delaware Secretary of State pursuant to the Delaware Act.

      10.4 DEFICIT CAPITAL ACCOUNT. Upon a liquidation of the Company, if any Member has a deficit capital account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

      10.5 NONRECOURSE TO OTHER MEMBERS. Except as provided by applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of his Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

      10.6 TERMINATION. Upon completion of the dissolution, winding up, liquidation, and distribution of the assets of the Company, the Company shall be deemed terminated.

                                   ARTICLE XI
                               GENERAL PROVISIONS


      11.1 NOTICES. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if (a) delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed or (b) sent by registered or certified mail, postage prepaid, addressed to the Member or the Company at his or its address set forth in this Agreement. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given three (3) business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this Section.

      11.2 AMENDMENTS. This Agreement contains the entire agreement among the Members with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral or written agreement and representation previously made, by the Members with respect thereto, whether or not relied or acted upon. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each provision of this Agreement being amended.

      11.3 INSURANCE. The Company may purchase and maintain life and disability insurance for each of the Managers and officers of the Company, in such amounts and on such terms as the Members may mutually agree. Except as the Members may otherwise agree, if life insurance is purchased for an individual whose death results in a sale under Section 9.10 hereof, the purchase price of such Membership Interest shall be no less than the full proceeds of any life insurance currently maintained on the deceased individual.

      11.4 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and VICE VERSA, and the masculine gender shall include the feminine and neuter genders and VICE VERSA.

      11.5 HEADINGS. The headings in this Agreement are for convenience only and shall not be used to interpret or construe any provision of this Agreement.

      11.6 WAIVER. No failure of a Member to exercise, and no delay by a Member in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each such right or remedy being waived.

      11.7 PARTITION. Each Member irrevocably waives any right that he may have to maintain any action for partition with respect to Company property.

      11.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

      11.9 BINDING. This Agreement shall be binding upon and inure to the benefit of all Members, and each of the successors and permitted assignees or the Members, except that no right or obligation of a Member under this Agreement may be assigned by such Member to another Person except in accordance with this Agreement.

      11.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

            11.11 GOVERNING LAW. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws. The courts of the State of New York, County of New York, shall have exclusive jurisdiction to hear and determine any dispute between the parties hereto pertaining directly to this Agreement or any matter arising therefrom, and the parties expressly consent and submit in advance to such jurisdiction in any action or proceeding commenced in such courts by either party hereto.

            IN WITNESS WHEREOF, the individuals signing this Agreement below conclusively evidence their agreement to the terms and conditions of this Agreement by so signing this Agreement as of the date first above written.

                                    THE COMPANY:

                                    NEXT BIG STAR, LLC


                                    By:   _________________________________
                                          Name:   Ed McMahon
                                          Title:  Manager and Chairman


                                    By:   _________________________________
                                          Name:   Michael Gerber
                                          Title:  Manager, President and CEO


                                    THE MEMBERS:

                                    VICTORY INTERNET PRODUCTIONS, INC.


                                    By:   _________________________________
                                          Name:   Michael Gerber
                                          Title:  President


                                    McMAHON COMMUNICATIONS, INC.


                                    By:   _________________________________
                                          Name:   Ed McMahon
                                          Title:  President

                                    EXHIBIT A


                                     MEMBERS


                                                    Capital       Membership
        Name                  Address            Contribution      Interest
-------------------  -------------------------   ---------------- --------------
Victory Internet     1000 Universal Studios       $     100.00          50%
Productions, Inc.    Florida
                     Building 22-A
                     Orlando, FL 32819

McMahon              12000 Crest Court            $     100.00          50%
Communications, Inc. Beverly Hills, CA 90210

                                    EXHIBIT B


                                    MANAGERS


                                 Michael Gerber
                                   Ed McMahon

                                    EXHIBIT C


                                    OFFICERS


            Ed McMahon                       Chairman

            Michael Gerber                   President and CEO

            Jeffrey F. McMahon               Vice President & COO

            Edgar N. Millington, Jr.         Secretary/Treasurer

                               NEXT BIG STAR, LLC

                             AGREEMENT AMONG MEMBERS


            AGREEMENT made and entered into as of the 14th day of January 2000, by and among VICTORY INTERNET PRODUCTIONS, INC. ("VIP"), c/o Victory Entertainment Corporation, 1000 Universal Studios Plaza, Building 22A, Orlando, Florida 32819, Attention: Michael Gerber, President and McMAHON COMMUNICATIONS, INC. ("MCI"), [address] (hereinafter, VIP and MCI are each sometimes referred to individually as a "Member" and together as the "Members"), Ed McMahon ("EM") and Michael Gerber ("MG"; hereinafter, EM and MG each are sometimes referred to individually as a Manager and together as the "Managers") and Next Big Star, LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H :

            WHEREAS, as of the date hereof VIP and MCI each own fifty percent (50%) of the outstanding membership interests in the Company (the "Membership Interests"), which allocation is set forth in the Company's operating agreement (the "Operating Agreement");

            WHEREAS, as of the date hereof EM and MG constitute all of the Managers (as defined in the Operating Agreement) of the Company; and

            WHEREAS, to assure the orderly management and growth of the Company,
(a) the Members agree to vote their membership interests as provided in Paragraph I hereof for Managers, (b) the Managers agree to vote for officers of the Company as provided in Paragraph I hereof, and (c) the Company, the Members and the Managers expressly consent to and approve certain transactions and agree to provide for certain restrictions upon the management of the Company.

            NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

            1.    MANAGEMENT:

            (a) Each Member hereby agrees to vote his Membership Interests for the election of MG and EM as Managers of the Company.

            (b) Each Manager hereby agrees to vote for the election of the following as officers of the Corporation:

                  Ed McMahon               -   Chairman

                  Michael Gerber           -   President and CEO

                  Jeffrey F. McMahon       -   Vice-President & COO

                  Edgar N. Millington, Jr. -   Secretary/Treasurer

            (c) Each Manager agrees that his services as a Manager and as an officer of the Company shall be rendered to the best of his ability as necessary to conduct the business affairs of the Corporation and as required by any third-party commitments, but in all events as set forth in this Agreement.

            2.    PROJECT DEVELOPMENT.

            (a) The primary purpose of the Company will initially be the development, production and other exploitation of "nextbigstar.com", an Internet website which will function as an online "talent search", as more fully described in the project description materials attached hereto as Exhibit A (the "Website"). The Company, with the cooperation and assistance of the Members, shall develop the overall look, design and graphics for the Website, and shall seek advertisers and develop a marketing and promotional campaign for the Website. In addition to the foregoing, the Company and the Members have agreed to the following further allocation of specific responsibilities with respect thereto:

            (i) VIP will be responsible for day-to-day management of the Website, including financing of the Website and all/legal/business affairs and related corporate functions; personnel and other technical oversight of the Website, and supervision of all "below-the-line" functions of any programming; and

            (ii) MCI and VIP will jointly be responsible for all "above-the-line" functions of any programming, including the selection of competition categories, production of interstitial programming, and interviewing professional talent and/or guest stars.

            (b) After launch of the Website, the Company, with the cooperation and assistance of the Members, will commence development of a series of television specials derived from the "Next Big Star" brand name, on which the Website talent search finalists will appear and on which the winners will be selected by live, on-line voting. The Company, with the cooperation and assistance of the Members, shall seek network or other commitment to a regular quarterly schedule for such programming, and also to develop spin-off specials and other programming based upon material made available to the Company through the operation of the Website. The Company shall retain VIP and MCI to serve as co-executive producers of all such television and other ancillary programming (each of the foregoing a "Project"), with compensation for each party within then current industry norms for comparable programming, based upon the production budget of each such Project and the intended initial medium of exploitation. The Company will employ George Schlatter as Executive Producer of the Television Programs at a compensation rate consistent with then current industry norms for comparable programming, based upon the production budget of each such Project and the intended initial medium of exploitation. The Company and each of the Members hereby acknowledges and pre-approves Victory Entertainment Corporation ("VEC"), the corporate parent of VIP, as the worldwide distributor in all media of all Projects produced hereunder, such services to be performed for VEC's customary distribution fees and expenses.

            3. EXCLUSIVITY. In consideration of each Member's investment of resources in the Website and related activities, and the compensation received by MG and EM in connection therewith, MG and EM each agree that until the earlier of (i) two (2) years after nextbigstar.com ceases to be operated by the Company as a Website or (ii) two (2) years after the withdrawal of VIP or MCI as a Member of the Company, each of them will act as a producer, executive producer, host or other managerial capacity for "talent search" programming only through and on behalf of the Company, with a resulting allocation of income to the Company from such services as provided in Paragraph 4.

            4. WEBSITE AND PROJECT INCOME AND EXPENSE ALLOCATION; FEE ARRANGEMENTS. Income generated by the Company from the Website and any Project shall be allocated as follows:

            (a) With respect to the Website, the Company and each of the Members agrees that the budget will include a fee to MCI of Ten Thousand Dollars ($ 10, 000) per month during the development and pre-launch phase commencing January 1, 2000. Commencing with the actual launch of the Website scheduled for April 15, 2000, such fee will increase to Five Hundred Thousand Dollars ($500,000) per annum, payable in twelve (12) equal monthly installments. MCI represents and warrants that the foregoing fees will fully cover the on-screen and other Website hosting services of EM, and the related creative consultant services for the Website of George Schlatter. VIP will be entitled to a management fee equal to ten percent (10%) of the gross revenues derived from the Website, whether in the form of fees, advances, royalties, profit participations or otherwise, such management fee to be paid on a monthly basis or at such other interval as VIP may reasonably determine.

            (b) The Members shall, prior to committing the Company to any Project, agree among themselves regarding the allocation of fees, royalties, profits, and any other consideration which may be paid to the Company, on the one hand, and one or more of the Members on the other hand, for providing rights and/or services with respect to such Project.

            (c) Costs and expenses incurred by the Members in connection with any Project shall, whenever practicable, be deducted from the specific income attributable to such Project prior to distribution of such income to any Member and the Company as provided above. If costs or expenses are not clearly attributable to a specific source of income, they shall be deducted pro-rata from all current sources of income of the Company.

            5. NO LIENS. Each Member represents and warrants to the other that no other person has any right, title or interest in or to its Membership Interest and that such Membership Interest has not been pledged, hypothecated or otherwise encumbered by such Member.

            6. TERMINATION. This Agreement, with the exception of the provisions of Paragraphs 7 and 9(e) hereof, which shall survive any termination hereof, shall automatically terminate upon the occurrence of any of the following events:

            (a) the unanimous vote of the Company's Members;

            (b) ownership by any one person or entity of all of the outstanding Membership Interests in the Company; or

            (c) upon the declaration of effectiveness of a registration statement under the Securities Act of 1933, as amended, or any successor statute thereto, and the appropriate rules or regulations thereunder with respect to a public offering of equity securities of the Company, or any successor to the Company.

            7. NOTICES. All notices and other communications given hereunder shall be in writing and shall be delivered in person or shall be sent by telefax or by registered or certified mail, return receipt requested, addressed to the party for whom or for which intended, to such address as each Members shall have given notice to the other parties hereto in the manner herein provided. Copies of all notices to the Company shall be sent to Kay Collyer & Boose LLP,
Attention: Michael Collyer, Esq., One Dag Hammarskjold Plaza, New York, New York 10017, Telecopier: 212-755-0921.

            8. COUNSEL. The Company, the Managers and each of the Members acknowledges that Kay Collyer & Boose LLP ("KCB") has acted as legal counsel to the Members and the Company in connection with the preparation of the Company's Operating Agreement and this Agreement Among Members. Each party acknowledges that KCB has historically acted as counsel to VIP (as well as VEC and other affiliates of VIP) and EM with respect to a variety of other matters, and each party acknowledges that KCB has informed the Company and each of the Members that each party might consider seeking separate counsel with respect to the matters addressed herein. Each party has nonetheless requested KCB to continue to act for it in this matter. Neither the Company, any Manager or any Member or any affiliate of any of them, will at any time assert an action, claim or defense against the other, or any action or claim against KCB, based upon KCB's action on behalf of the parties in connection with the matters contemplated herein.

            9.    MISCELLANEOUS.

            (a) No delay, omission or forbearance on the part of any party hereto to exercise any right, option, duty or power arising out of any breach or default by another party hereto shall constitute a wavier by the non-defaulting party to enforce any such right, option, duty or power as against the defaulting party or as to a subsequent breach or default of the defaulting party.

            (b) This Agreement, together with the Company's Operating Agreement, constitutes the entire agreement among the parties hereto and supersedes all prior understandings and agreements among the parties hereto or any of them relating to the matters hereby covered. No waiver or modification of the terms hereof shall be valid unless in writing and signed by the party to be charged therewith and then only to the extent therein set forth. In the event of a conflict between the terms hereof and the terms of the Operating Agreement, the provisions of this Agreement shall control.

            (c) The provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective executors, administrators, heirs, distributees, successors and assigns of the parties hereto.

            (d) The Members acknowledge that the equal allocation of Membership Interests in the Company, and the appointment of one Manager by each Member to manage the affairs of the Company, could in certain instances result in a deadlock. While it is the intention of the Members that no new Project be developed, produced or otherwise exploited without joint approval, in certain instances deadlock involving a material aspect of ongoing administration of the Website or any Project may require a resolution by an independent third party. In such instances, where all goodfaith efforts by the Members to achieve consensus have failed, the Members agree to submit to arbitration before a three-member panel in New York, New York under the rules of the American Arbitration Association then pertaining to such matters, and the costs involved in such arbitration shall be deemed a business expense of the Corporation.

            (e) The terms and provisions of this Agreement shall be construed and regulated by the laws of the State of New York.

            This Agreement may be extended in any number of counterparts which will individually and collectively constitute one Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first given above.


THE MEMBERS:                                   THE COMPANY:

VICTORY INTERNET PRODUCTIONS, INC.             NEXT BIG STAR, LLC.


By:_______________________________             By:______________________________
    Michael Gerber                                Ed McMahon
    President                                     Manager and Chairman


                                               By:______________________________
                                                  Michael Gerber
                                                  Manager, President and CEO


MCMAHON COMMUNICATIONS, INC.


By:_______________________________
    Ed McMahon
    President


THE MANAGERS:


__________________________________
    Ed McMahon


__________________________________
    Michael Gerber

                               NEXT BIG STAR, LLC

                   FIRST AMENDMENT TO AGREEMENT AMONG MEMBERS


            This First Amendment dated as of May 30, 2000 (the "Amendment") is to the agreement dated January 14, 2000 (the "Agreement") by and among VICTORY INTERNET PRODUCTIONS, INC. ("VIP"), McMAHON COMMUNICATIONS, INC. ("MCI") (hereinafter, VIP and MCI are each sometimes referred to individually as a "Member" and together as the "Members"), Ed McMahon ("EM"), Michael Gerber ("MG"; hereinafter, EM and MG each are sometimes referred to individually as a "Manager" and together as the "Managers") and Next Big Star, LLC, a Delaware limited liability company (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

            WHEREAS, Section 9(b) of the Agreement provides that the Agreement may be modified in writing from time to time; and

            WHEREAS, the parties to the Agreement wish to amend the Agreement as provided for herein and acknowledge that such amendment is for their mutual benefit.

            NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein and in the Agreement, the parties hereto agree to amend the Agreement as follows:

            1. Section 1 of the Agreement is hereby amended by adding the following clause (c):

            "(c) In the case of all other matters to be acted upon from time to time by the Company or its Members, MCI hereby authorizes and empowers VIP, in accordance with Section 5.10 of the Operating Agreement and
      Section 18-404 of the Delaware Limited Liability Company Act, to represent, vote and otherwise act (by voting at any meeting of the Members of the Company, by written consent in lieu thereof or otherwise) with respect to any and all Membership Interests owned or held by MCI on any and all such matters until such time as MG ceases to be a Manager of the Company, to the same extent and with the same effect as MCI might or could do under applicable law, rules and regulations."

            All other provisions of the Agreement remain in full force and effect.

            The terms and provisions of this Amendment shall be construed and regulated by the laws of the State of New York.

            This Amendment shall be retroactive as of January 14, 2000 and shall be effective as of that date.

            This Amendment may be executed in any number of counterparts which will individually and collectively constitute one agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first given above.

THE MEMBERS:                                  THE COMPANY:

VICTORY INTERNET PRODUCTIONS, INC.            NEXT BIG STAR, LLC


By:_______________________________            By:_______________________________
      Michael Gerber                                Ed McMahon
      President                                     Manager and Chairman


                                              By:_______________________________
                                                    Michael Gerber
                                                    Manager, President and CEO


MCMAHON COMMUNICATIONS, INC.


By:_______________________________
      Ed McMahon
      President


THE MANAGERS:


__________________________________
      Ed McMahon


__________________________________
      Michael Gerber